Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos 333-266255 and 333-103229 on Form S-8 of Plumas Bancorp and Subsidiary of our report dated March 20, 2024, relating to our audit of the consolidated financial statements, which appear in this Form 10-K.

 /s/ Eide Bailly LLP

San Ramon, California

March 20, 2024